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                                    Exhibit 11.1

                              ASCENT PEDIATRICS, INC.
                     COMPUTATION OF NET INCOME PER COMMON SHARE


                                                                   BASIC (1)(2)
                                                                   ------------
For the year ended December 31, 1997:
   Common stock outstanding, beginning of the period                   198,155
   Weighted average common stock issued during the period            3,935,913
                                                                     ---------
   Weighted average number of common shares outstanding              4,134,068
                                                                     =========
   Net loss per common share                                         $   (3.08)
                                                                     =========

For the year ended December 31, 1996:
   Common stock outstanding, beginning of the period                   197,837
   Weighted average common stock issued during the period                  254
                                                                     ---------
   Weighted average number of common shares outstanding                198,091
                                                                     =========
   Net loss per common share                                         $  (33.44)
                                                                     =========

For the year ended December 31, 1995:
   Common stock outstanding, beginning of the period                   197,837
   Weighted average common stock issued during the period                    0
                                                                     ---------
   Weighted average number of common shares outstanding                197,837
                                                                     =========

   Net loss per common share                                          $ (21.05)
                                                                     =========


(1) All shares have been restated to reflect a 0.85-for-one reverse stock split. See Note J.

(2) The number of shares outstanding for basic net loss per common share is the same as the number of shares outstanding for diluted net loss per common share.